UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)

February 24, 2010

SINOHUB, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52746	87-0438200
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6/F, Building 51, Road 5, Qiongyu Road, Technology Park Nanshan District Shenzhen, China	518057
(Address of Principal Executive Offices)	(Zip Code)

86 755 26612106
Registrant's Telephone Number, Including Area Code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 24, 2010, SinoHub, Inc. (the "Company"), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors named therein (the “Investors”)  pursuant to which the Investors have agreed to purchase (i) an aggregate of 1,366,667 shares (the “Shares”) of Common Stock of the Company (“Common Stock”) and (ii) warrants to purchase an aggregate of 683,336 shares of Common Stock at an exercise price of $3.25 per share (the “Warrants”).  It is anticipated that the Company will receive $4,100,001 in gross proceeds from the offering under the Purchase Agreement.

The closing of the offering is contingent on, among other things, the Investor Shares having been approved for listing on the NYSE Amex (subject to official notice of issuance).

The Purchase Agreement may be terminated (a) by consent of the parties or (b) by the Company or any Investor (with respect to itself only) if the closing has not occurred by March 5, 2010 or any of the conditions to closing are not met or waived by the appropriate party. Because the closing is subject to various conditions, there can be no assurance that the closing will occur.

Canaccord Adams Inc. (“Canaccord”) acted as placement agent with respect to the offering and will receive a cash fee of $246,000 (equal to 6% of the gross proceeds of the offering).

Under the terms of the Purchase Agreement, the Company is obligated to enter into a Registration Rights Agreement with each of the Investors no later than the closing of the sale of the Shares. The Registration Rights Agreement will require the Company to file with the SEC a registration statement to cover the resale of the Shares and the shares of common stock underlying the Warrants covered by the Registration Rights Agreement no later than five business days of the closing of the sale of the Shares and Warrants. If such registration statement is not filed with the SEC on a timely basis, is not declared effective within the time periods specified in the Registration Rights Agreement or, after having been declared effective, is not available for sales of the Investor Shares for any reason (with certain limited exceptions), then the Company is required to pay the Investors, as liquidated damages, monetary penalties of 1.0% of the amount invested for each 30-day period (or pro rata portion up to a maximum penalty of 4% of the amount invested.

The Warrants issued may be exercised, at the option of the holder, by cash payment of the exercise price or by “cashless exercise” (in which case the Company will not receive additional proceeds) if after six months from the date of original issuance a registration statement permitting the Investors to resell the warrant shares is not then effective or the prospectus is not then available for the resale of the warrant shares and the shares may not be sold without restriction under Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”).  The Warrants provide that if the registration statement covering the resale of the Shares and Warrant Shares is not filed or declared effective in a timely fashion, the number of shares of Common Stock issuable upon excercise of the Warrants will increase by 20%.  The Warrants also provide the holder with anti-dilution price protection.

Other than their relationship as a result of the Purchase Agreement, Registration Rights Agreement and Warrants, there is no material relationship between the Company and any of the Investors.

General Information
The foregoing is not a complete summary of the terms of the Offering and reference is made to the complete text of the Purchase Agreement, Registration Rights Agreement and Form of Warrant attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively.

A press release issued by the Company in connection with these proposed private placements is filed with this report as Exhibit 99.1.

This Current Report on Form 8-K does not constitute an offer of any securities for sale. The securities to be sold pursuant to the Purchase Agreement have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained in Item 1.01 above is incorporated by reference in response to this Item 3.02.

The Shares and Warrants described above are being offered and sold solely to “accredited investors” in reliance on the exemption from registration afforded by Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act.  In connection with the sale of these securities, the Company will rely on each of the Investors' written representations that it was an "accredited investor" as defined in Rule 501(a) of Regulation D.  In addition, neither the Company nor anyone acting on its behalf has offered or sold these securities by any form of general solicitation or general advertising.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

See the Exhibit Index attached hereto.

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

SINOHUB, INC.

Date: February 24, 2010	By:	/s/ Henry T. Cochran
Henry T. Cochran
Chief Executive Officer

Exhibit Index

Exhibit No.	Description

10.1	Securities Purchase Agreement dated February 24, 2010, among SinoHub, Inc. and the Investors named therein
10.2	Form of Registration Rights Agreement
10.3	Form of Warrant
99.1	Press Release